Exhibit 24
                           POWER OF ATTORNEY FOR
                                DIRECTORS OF
                        THE MULTICARE COMPANIES, INC.

Pursuant to the requirements of the Securities Act of 1933, the undersigned directors of The Multicare Companies, Inc., a Delaware corporation (the "Company"), hereby appoint Bradford C. Burkett as attorney-in-fact with full power of substitution and resubstitution to sign for the undersigned and in the name of the undersigned in any and all capacities with respect to the registration on Form S-8 of 400,000 shares of Common Stock of the Company under The Multicare Companies, Inc. Employee Stock Purchase Plan and The Multicare Companies, Inc. Nonqualified Stock Purchase Plan (the "Registration Statement") with the Securities and Exchange Commission ("SEC"), and to sign any and all amendments (including post-effective amendments) thereto and any and all applications or other documents to be filed with the SEC pertaining to the Registration Statement, and to grant unto the attorney-in-fact and agent the full power and authority to do and perform each and every act and thing required to be done, as fully to all intents and purposes as the undersigned could do if personally present. The undersigned hereby ratifies and confirms all that the attorney-in-fact and agent or its substitutes may lawfully do or cause to be done by virtue hereof.

Signature                    Title                          Date

/s/ Moshael J. Straus        Chairman of the Board,         February 25, 1997
    Moshael J. Straus        Co-Chief Executive Officer
                             and Director
                             (Principal Executive Officer)

/s/ Daniel E. Straus         President,                     February 25, 1997
    Daniel E. Straus         Co-Chief Executive Officer
                             and Director
                             (Principal Executive Officer)

/s/ Stephen R. Baker         Executive Vice President,      February 25, 1997
    Stephen R. Baker         Chief Financial Officer
                             and Director
                             (Principal Financial and
                             Accounting Officer)

/s/ Paul J. Klausner         Executive Vice President       February 25, 1997
    Paul J. Klausner         and Director

/s/ Stuart H. Altman         Director                       February 25, 1997
    Stuart H. Altman

                             Director                                  , 1997
Constance B. Girard-diCarlo

/s/ Menachem Rosenberg       Director                       February 25, 1997
    Menachem Rosenberg

/s/ Alan D. Solomont         Director                       February 25, 1997
    Alan D. Solomont

/s/ George R. Zoffinger      Director                       February 25, 1997
    George R. Zoffinger